                                                                    EXHIBIT 23.4


                                   CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


We hereby consent to (i) the inclusion of our opinion letter, dated January 17, 2000, to the Board of Directors of El Paso Energy Corporation (the "Company") as Annex D to the Joint Proxy Statement/Prospectus of the Company and The Coastal Corporation relating to the merger between a wholly-owned subsidiary of the Company and The Coastal Corporation and (ii) all references to Donaldson, Lufkin & Jenrette in the section captioned "OPINIONS OF FINANCIAL ADVISORS--Opinion of Financial Advisor to El Paso" of the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                             DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION


                                             By: /s/ PAUL A. DAVIS
                                                --------------------------------
                                                 Paul A. Davis
                                                 Senior Vice President

Houston, Texas
February 24, 2000